UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 16, 2011
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

ROPER INDUSTRIES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION)

1-12273	51-0263969
(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

6901 PROFESSIONAL PKWY. EAST, SUITE 200, SARASOTA, FLORIDA	34240
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(941) 556-2601
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(FORMER NAME OR ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year

On March 16, 2011, the Board of Directors of Roper Industries, Inc. (the “Company”) voted to amend and restate the By-laws of the Company dated as of February 12, 2009 in their entirety.  The amendments include (i) adopting a majority voting standard for the election of directors in uncontested elections (plurality voting will be maintained in contested elections), (ii) adopting the Court of Chancery of the State of Delaware as exclusive forum for certain types of actions or proceedings, (iii) revising director and officer indemnification provisions, including to provide for the advancement of expenses, the maintenance of insurance, and to provide that retroactive modification or amendment shall not adversely affect rights or protections granted in the by-laws, (iv) providing a quorum for meetings of the board of directors to be a majority of the then authorized total number of directors (increase from one-third), (v) providing that meetings of the board of directors other than regular meetings must be called upon the written request of three or more directors (increase from request of any director), (vi) clarifying that in addition to the chairman, a majority of shareholders present can adjourn a stockholder meeting at which there is no quorum, (vii) providing for the continuation in office of the officers of the corporation until successors have been duly elected and qualified and (viii) providing for electronic communications as a means of providing notice.

The foregoing description of certain of the amendments to the Company’s By-laws is qualified in its entirety by reference to the full text of the Amended and Restated By-laws, a copy of which is filed as Exhibit 3.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.2	Amended and Restated By-laws of Roper Industries, Inc. dated March 16, 2011.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Roper Industries, Inc.
(Registrant)

By:	/s/ David B. Liner
	David B. Liner Vice President, General Counsel and Secretary	Date: March 21, 2011

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amended and Restated By-laws of Roper Industries, Inc. dated March 16, 2011.